Exhibit 99.1

Sleep Number Announces Leadership Team Changes as Part of Organizational Redesign

New leadership structure represents a step change for the organization in efficiency and accountability

MINNEAPOLIS – (April 30, 2025) – Sleep Number Corporation (Nasdaq: SNBR) today announced a series of changes to its Executive Leadership Team, reporting into Linda Findley, President and CEO, aimed to grow and support its near- and long-term strategy. These changes are part of the company’s organizational redesign, creating a more streamlined decision-making process to deliver on efficiency and increased accountability.

“Since joining Sleep Number, I have been evaluating opportunities to create a more focused organization to bring us closer to our customer,” said Findley. “The changes are part of our efforts to strengthen company performance. Our new leadership team will enhance accountability and operational efficiency across our business. With clearer lines of reporting and less overlap of key functions, we expect to accelerate decision-making and improve our ability to respond quickly to changing industry and macroeconomic conditions.”

As part of this realignment:

•Melissa Barra, formerly Executive Vice President, Chief Sales and Services Officer, has been appointed to the newly created position of Executive Vice President, Chief Product and Enterprise Strategy Officer. Barra will have oversight of the company’s product portfolio, from development through distribution. She will be responsible for streamlining research and development efforts and ensuring that products, partnerships and distribution continue to evolve in ways that meet the needs of today’s customers.

•Chris Krusmark, formerly Executive Vice President, Chief Human Resources Officer, has been appointed Executive Vice President, Chief Retail and People Officer. He will be responsible for managing the retail experience and real estate footprint for customers as well as the team members and processes that support them. In this combined role, Krusmark will focus on strengthening the connection between customers and team members to increase conversion.

•Hitesh Patel, Senior Vice President, Chief Information Officer, will take on expanded responsibilities by leading the consolidation of corporate technology capabilities to reduce duplication previously distributed across multiple teams and functions. By consolidating technology resources, they can more seamlessly adapt to customer needs.

•Tanya Skogerboe has been appointed Senior Vice President, Chief Supply Chain and Transformation Officer, responsible for leading all aspects of Sleep Number’s supply chain operations. This will bring end-to-end efficiency to the supply chain – from manufacturing to fulfillment – to ensure quality, consistency and efficiency at every step of the customer journey. Tanya will continue to oversee the rigorous transformation efforts to get closer to the customer and optimize operations.

As was recently announced, Amber Minson will join as Executive Vice President, Chief Marketing Officer. Amber will be responsible for driving sustainable demand generation, brand visibility and media efficiency to

Sleep Number Announces Leadership Changes - Page 2 of 2

fuel growth. In her role, she will establish a new marketing model that delivers more customer engagements from fewer dollars.

Additionally, the role previously held by Annie Bloomquist, Executive Vice President, Chief Innovation Officer, was eliminated, effective April 25, 2025. Bloomquist will serve as an advisor to the management team until May 31, 2025, to support a smooth transition of her responsibilities.

“I want to thank our team members for their adaptability and commitment as we implement these changes,” continued Findley. “I also want to thank Annie for her years of service and contributions to the company. We wish her success in her future endeavors.”

The remainder of the Executive Leadership Team, including Francis Lee, Executive Vice President, Chief Financial Officer, and Sam Hellfeld, Executive Vice President, Chief Legal and Risk Officer, will continue in their current roles.

About Sleep Number Corporation

Sleep Number is a sleep wellness company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep; to date, our innovations have improved nearly 16 million lives. Our sleep wellness platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360® smart bed or applying our 33 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized sleep and health insights; our millions of Smart Sleepers are loyal brand advocates. And our 3,600 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, including our exclusive direct-to-consumer selling in nearly 640 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number® store near you, our newsroom and investor relations sites, or SleepNumber.com.

Forward-looking Statements

Statements used in this news release relating to future plans and events such as the statements about the company’s ability to drive efficiency, increase accountability and speed up decision-making to strengthen performance and ability to respond quickly to changing industry and macroeconomic conditions, and the new executive leadership team’s ability to streamline operational efficiency, enhance the customer experience and drive sustainable demand generation, brand visibility and media efficiency are forward-looking statements subject to certain risks and uncertainties which could cause the company’s results to differ materially. The most important risks and uncertainties are described in the company’s filings with the Securities and Exchange Commission, including in Item 1A of the company’s Annual Report on Form 10-K and other periodic reports. Forward-looking statements speak only as of the date they are made, and the company does not undertake any obligation to update any forward-looking statement.

Media Contact: Julie Elepano; Julie.Elepano@sleepnumber.com
Investor Contact: Ryan Smith; InvestorRelations@sleepnumber.com